Consent of Independent Auditors


To the Board of Directors
Authoriszor Inc.:

We hereby consent to the incorporation by reference in the report on Form 8-K/A of Authoriszor Inc. of our reports dated December 16, 1999, except for information presented in notes 18 and 19 for which the date is March 14, 2000, accompanying the financial statements and schedules of WRDC Limited contained in the Registration Statement on Form S-1 (File No. 333-32816) and Prospectus of Authoriszor Inc.

Leeds, England                       Brown Butler & Co (Manually Signed)
May 8, 2000